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                                                                    EXHIBIT 10.3

                          PLEDGE AND SECURITY AGREEMENT

           This PLEDGE AND SECURITY AGREEMENT (the "Pledge Agreement") dated as of July 23, 2004, is made by COMMUNITY SHORES BANK CORPORATION, a Michigan corporation (the "Pledgor"), whose address is 1030 W. Norton Avenue, Muskegon, Michigan 49441, for the benefit of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

                                R E C I T A L S:

           WHEREAS, the Pledgor owns One Million (1,000,000) shares of the capital stock (the "Subsidiary Shares"), of Community Shores Bank, a Michigan banking association (the "Subsidiary").

           WHEREAS, the Subsidiary Shares constitute 100% of the issued and outstanding capital stock of the Subsidiary.

           WHEREAS, the Pledgor desires to borrow from the Bank up to the sum of Five Million Dollars ($5,000,000), which sum shall be secured by the Subsidiary Shares.

           WHEREAS, the Bank is willing to lend to the Pledgor Five Million Dollars ($5,000,000) in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth in the Revolving Loan Agreement dated of even date hereof between the Pledgor and the Bank (including all renewals, modifications and extensions thereof, the "Loan Agreement") and in all of the other documents and instruments entered into or delivered in connection with or relating to the loan contemplated in the Loan Agreement.

           WHEREAS, the Pledgor has agreed to provide security for the loan contemplated in the Loan Agreement in accordance with the terms of this Pledge Agreement.

           NOW, THEREFORE, in order to induce the Bank to make the loan contemplated in the Loan Agreement and in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                A G R E E M E N T

1. GRANT OF SECURITY INTEREST. To secure the Obligations (as defined below), the Pledgor hereby pledges and grants to the Bank a security interest in and transfers and delivers to the Bank the following: (a) One million (1,000,000) shares, which constitutes 100% of the issued and outstanding capital stock of the Subsidiary, and any and all shares of the capital stock of the Subsidiary that Pledgor subsequently acquires, directly or indirectly, including all substitutions of and additions to, such stock; (b) executed and undated stock powers for the capital stock described

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in (a) above, in form and content satisfactory to the Bank, duly executed in blank and including all requisite federal and state stock transfer tax stamps, if any (the items described in (a) and (b) above may collectively be referred to as the "Pledged Stock"); (c) all income and profits therefrom, all distributions thereon, all other proceeds thereof and all rights, benefits and privileges pertaining to or arising from the Pledged Stock; (d) any and all other property of every kind or description, tangible or intangible, of or in the name or for the account of the Pledgor, or any one of them, now or hereafter for any reason or purpose whatsoever, in the possession, custody or control of, or in transit to, the Bank or any agent or bailee for the Bank, including, but not limited to, cash, negotiable instruments, documents of title, chattel paper, securities, certificates of deposit, deposit accounts, interest or dividends thereon, other cash equivalents, and the proceeds thereof and products therefrom; and (e) any and all dividends, distributions, and other rights on or with respect to, and substitutions for, and proceeds or products of any of the foregoing, including the proceeds of insurance thereon. All property at any time pledged to the Bank hereunder or in which the Bank is granted a security interest hereunder (whether described herein or not), and subject to the provisions of Paragraph 3(c) below, all income therefrom and proceeds thereof, may be referred to collectively as the "Pledged Security".

2. OBLIGATIONS. The obligations secured by this Pledge Agreement are as follows (collectively, the "Obligations"):

      (a) all obligations and agreements of Pledgor contained in (including, without limitation, the payment of all indebtedness of the Pledgor in respect
of) the Loan Agreement;

      (b) all amounts due to the Bank under that certain Revolving Credit Note of even date herewith in the principal amount of Five Million Dollars ($5,000,000) from the Pledgor to the Bank (including all modifications, extensions, renewals or refinancings thereof, the "Note"), including, but not limited to, all principal, interest and other amounts due under the Note;

      (c) all sums advanced by, or on behalf of, the Bank in connection with, or relating to, the Loan Agreement, the Note or the Pledged Security; including, but not limited to, any and all sums advanced to preserve the Pledged Security, or to perfect the Bank's security interest in the Pledged Security;

      (d) in the event of any proceeding to enforce the satisfaction of the Obligations, or any of them, or to preserve and protect the Bank's rights under the Loan Agreement, the Note, this Pledge Agreement or any other agreement, document or instrument relating to the transactions contemplated in the Loan Agreement, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Pledged Security, or of any exercise by the Bank of its rights, together with reasonable attorney's fees, expenses and court costs; and

      (e) any indebtedness, obligation or liability of the Pledgor or the Subsidiary to the Bank, whether direct or indirect, joint or several, absolute or contingent, now or hereafter existing, however created or arising and however evidenced.

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3. ADDITIONAL TERMS.

      (a) The Pledgor agrees that the Bank shall have full and irrevocable right, power and authority, to collect, withdraw or receipt for all amounts due or to become due and payable upon, in connection with, or relating to, the Pledged Security, to execute any withdrawal receipts respecting the Pledged Security, and to endorse the name of the Pledgor on any or all documents, instruments or commercial paper given in payment thereof, and at the Bank's discretion following the occurrence of a default to take any other action, including, without limitation, the transfer of any Pledged Security into the Bank's own name or the name of any nominee for the Bank, which the Bank may deem necessary or appropriate to preserve or protect the Bank's interest in any of the Pledged Security.

      (b) Unless a monetary Default or a default under Section 5(h) of this Agreement shall have occurred, the Pledgor shall be entitled to vote any and all shares of the Pledged Stock and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast, no consent, waiver or ratification shall be given and no action shall be taken by the Pledgor which would violate or be inconsistent with any of the terms of the Loan Agreement, the Note or this Pledge Agreement, or which would have the effect of impairing the position or interests of the Pledgor or any holder of the Note. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease upon the occurrence of a monetary Default or a default under Section 5(h) of this Agreement.

      (c) Unless a Default shall have occurred, all dividends and other distributions payable in respect of the Pledged Security shall be paid to the Pledgor. Upon the occurrence of a Default, all such dividends and other distributions and payments shall be paid to the Bank. After a Default shall have occurred, all such amounts paid in respect of the Pledged Security shall, until paid or delivered to the Bank, be held in trust for the benefit of the Bank as additional Pledged Security to secure the Obligations.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pledgor further represents, warrants and agrees that:

      (a) The Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the Pledged Security, subject to no lien, claim, security interest or other encumbrance, except the security interest created by this Pledge Agreement.

      (b) Without the prior written consent of the Bank, the Pledgor will not sell, assign, transfer, exchange or otherwise dispose of, grant any option with respect to the Pledged Security, nor will it create, incur or permit to exist any lien, claim, security interest or other encumbrance with respect to any of the Pledged Security, or any interest therein, or any proceeds thereof, except for the security interest provided for by this Pledge Agreement. Without the prior written consent of the Bank in the event of a "change in control" (as defined below) of the Subsidiary (or without upon prior written notice to the Bank if there is not a change in control of the Subsidiary), the Pledgor agrees that it will not, and it will not permit the Subsidiary to: (i) issue or

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reissue any capital stock or other securities (or warrants therefor or other rights with respect thereto) in addition to or issue other securities of any nature in exchange or substitution for any of the Pledged Security; (ii) redeem any of the Pledged Security; or (iii) declare any stock dividend or split or otherwise change the capital structure of the Subsidiary; provided, however, that at no time shall the Bank hold less than 100% of capital stock of the Subsidiary as collateral. For purposes hereof, the phrase "change in control" shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Subsidiary, which results in any change in the identity of the individuals or entities previously in control of the Subsidiary or the grant of a security interest in any ownership interest of any individual or entity, directly or indirectly controlling the Subsidiary, which could result in a change in the identity of the individuals or entities previously in control of the Subsidiary, and the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of the Subsidiary by contract or voting of securities.

      (c) The Pledged Security is genuine and is in all respects what it purports to be. All the shares of the Pledged Stock have been duly and validly issued, and are fully paid and non-assessable.

      (d) The pledge, assignment and delivery of the Pledged Security pursuant to this Pledge Agreement creates a valid perfected security interest in the Pledged Security, and the proceeds thereof, subject to no prior lien, claim, security interest or other encumbrance or to any agreement purporting to grant to any third party a perfected security interest in the assets of the Pledgor which would include any of the Pledged Security. The Pledgor will at all times defend the Bank's right, title and security interest in and to the Pledged Security and the proceeds thereof against any and all claims and demands of any person adverse to the claims of the Bank.

      (e) The Pledgor will take, and will cause the Subsidiary to take, such action and to execute such documents as the Bank may from time to time reasonably request relating to the Pledged Security or the proceeds thereof, provided that the Pledgor shall have the right to vote the Pledged Security except as otherwise provided in Section 3(b) above.

      (f) The Pledgor has full right, power and authority to enter into, to execute and to deliver this Pledge Agreement and this Pledge Agreement is binding upon, and enforceable against the Pledgor in accordance with its terms.

      (g) The Pledgor shall pay any fees, assessments, charges or taxes arising with respect to the Pledged Security. In case of failure by the Pledgor to pay any such fees, assessments, charges or taxes, the Bank shall have the right (but not the obligation), to pay such fees, assessments, charges or taxes, as the case may be. In such event, the cost thereof shall be payable by the Pledgor to the Bank immediately upon demand, together with interest at the rate equal to the Prime Rate (as such term is defined in the Loan Agreement) or, after the occurrence of a Default, the Prime Rate plus 2% from the date of disbursement by the Bank to the date of payment by the Pledgor.

      (h) None of the Pledged Stock constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System.

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5. EVENTS OF DEFAULT. The Pledgor shall be in default under this Pledge
Agreement upon the occurrence of any one or more of the following events or conditions (each a "Default"):

      (a) nonpayment of any of the Obligations when due, whether by acceleration or otherwise, which nonpayment continues for ten (10) days following written notice;

      (b) the nonperformance of any Obligation of the Pledgor in this Pledge Agreement, which nonperformance continues for ten (10) days following written notice;

      (c) the nonperformance of any Obligation in any other instrument, document or agreement relating to the Obligations, including, without limitation, the Loan Agreement and the Note, which nonperformance continues for ten (10) days following written notice, or if longer, beyond the applicable cure period, if any, specifically provided therefor;

      (d) any breach of any warranty, representation or covenant made by the Pledgor in this Pledge Agreement which breach continues for ten (10) days following written notice;

      (e) any breach of any warranty, representation or covenant made by the Pledgor in any other instrument, document or agreement between the Pledgor and Bank, which breach remains uncured for ten (10) days following written notice, or if longer, beyond any applicable time period, if any, specifically provided therefor;

      (f) any misrepresentation is made by the Pledgor under this Pledge Agreement or in any document furnished by the Pledgor, or on the Pledgor's behalf, to the Bank in connection with this Pledge Agreement or the Pledged Security;

      (g) the claim or creation of any lien, claim, security interest or other encumbrance upon any of the Pledged Security or the making of any levy, judicial seizure, or attachment thereof; or

      (h) the dissolution, bankruptcy, insolvency or failure of the Pledgor or the Subsidiary.

6. RIGHTS OF PARTIES UPON DEFAULT.

      (a) In the event of the occurrence of a Default, in addition to all the rights, powers and remedies the Bank shall be entitled to exercise, whether vested in the Bank by the terms of this Pledge Agreement, the terms of the Loan Agreement, the terms of the Note, by law, in equity, by statute (including, without limitation, Article 9 of the Illinois Uniform Commercial Code) or otherwise, for the protection and enforcement of their rights in respect of the Pledged Security, the Bank may be entitled to, without limitation (but is under no obligation to the Pledgor so to do):

            (i) transfer all or any part of the Pledged Security into the Bank's name or the name of its nominee or nominees;

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            (ii) after first obtaining all necessary regulatory approvals, vote all or any part of the Pledged Security (whether or not transferred into the name of the Bank or any nominee) and give all consents, waivers and ratifications in respect of the Pledged Security and otherwise act with respect thereto as though it were the outright owner thereof, provided that the Bank shall not be entitled to vote the Pledged Security or to give all consents, waivers and ratifications in respect thereof unless there shall occurred either a monetary Default or a default under Section 5(h) of this Agreement;

            (iii) at any time or from time to time sell, assign and deliver or grant options to purchase all or any part of the Pledged Security, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk and for such price or prices and on such terms as the Bank in its absolute discretion may determine; provided, however, if in the sole discretion of the Bank, any of the Pledged Security threatens to decline in value or is or becomes a type sold on a recognized market, the Bank will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in Paragraph 14 below, at least fifteen (15) days before the time of the sale or disposition. Any sale of any of the Pledged Security conducted in conformity with customary practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Security shall be deemed to be commercially reasonable. Any remaining Pledged Security shall remain subject to the terms of this Pledge Agreement; and

            (iv) collect any and all money due or to become due and enforce in the Pledgor's name all rights with respect to the Pledged Security.

      (b) Pledgor agrees to cause the Subsidiary, to give the Bank, any prospective purchaser (pursuant to Section 6(a)(iii)) of the Pledged Security and their respective representatives, reasonable access to further information (including, but not limited to, records, files, correspondence, tax work papers and audit work papers) relating to or concerning the Pledgor or the Subsidiary.

7. REMEDIES CUMULATIVE. Each right, power and remedy of the Bank provided in this Pledge Agreement or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Pledge Agreement or now or hereafter existing at law, in equity, by statute or otherwise. The exercise or partial exercise by the Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Bank of all such other rights, powers or remedies, and no failure or delay on the part of the Bank to exercise any such right, power or remedy shall operate as a waiver thereof.

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8. WAIVER OF DEFENSES. No renewal or extension of the time of payment of the
Obligations, no release or surrender of, or failure to perfect or enforce any security interest for the Obligations, no release of any person primarily or secondarily liable on the Obligations (including any maker, endorser, or guarantor), no delay in the enforcement of payment of the Obligations, and no delay or omission in exercising any right or power with respect of the Obligations or any security agreement securing any of the Obligations shall affect the rights of the Bank in the Pledged Security.

9. WAIVER. Waiver by the Bank of any Default hereunder, or of any breach of the provisions of this Pledge Agreement by the Pledgor, or any right of the Bank hereunder, shall not constitute a waiver of any other Default, breach or right, nor a waiver of the same Default, breach or right on a future occasion.

10. LAW GOVERNING. This Pledge Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the law of the State of Illinois applicable to agreements made and to be wholly performed in such state, without giving effect to the choice of law provisions of such state. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

11. THE PLEDGOR'S OBLIGATIONS ABSOLUTE. The Obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any circumstance whatsoever, including without limitation: (a) any amendment or modification of the Note, the Loan Agreement, or any document or instrument provided for herein or therein or related thereto, or any assignment, transfer or other disposition of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such document or instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such document or instrument or this Pledge Agreement; (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or similar proceeding with respect to the Pledgor or any of its properties or creditors; or
(d) any limitation of the Pledgor's liabilities or obligations under any such instrument or any invalidity or lack of enforceability, in whole or in part, of any such document or instrument or any term thereof, whether or not the Pledgor shall have notice or knowledge of the foregoing.

12. TERMINATION. This Pledge Agreement shall terminate upon the receipt by the Bank of evidence satisfactory to the Bank in the Bank's sole and absolute discretion of the payment in full of the Obligations. At the time of such termination, the Bank, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor such of the Pledged Security as has not yet theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

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13. FURTHER ASSURANCES. The Pledgor, at its reasonable expense, will duly execute, acknowledge and deliver all such instruments and take all such action as the Bank from time to time may request in order to further effectuate the purposes of this Pledge Agreement and to carry out the terms hereof. The Pledgor, at its reasonable expense, will promptly at the Bank's request, cause this Pledge Agreement (or a proper notice or statement, in respect hereof) to be duly recorded, published and filed and rerecorded, republished and refiled in such manner and in such places, if any, and will pay or cause to be paid all such recording, filing and other taxes, fees and charges, if any, and will comply with all such statutes and regulations, if any, as may be required by law in order to establish, perfect, preserve and protect the rights and security interests of the Bank hereunder.

14. NOTICES. All communications provided for or related hereto shall be given in accordance with Paragraph 9(c) of the Loan Agreement.

15. AMENDMENTS. Any term of this Pledge Agreement may be amended only with the written consent of the Pledgor and the Bank. Any amendment effected in accordance with this Paragraph 15 shall be binding upon (i) each holder of the Note at the time outstanding; (ii) each future holder of the Note; and (iii) the Pledgor.

16. ASSIGNS. This Pledge Agreement and all rights and liabilities hereunder and in and to any and all Pledged Security shall inure to the benefit of the Bank and its successors and assigns, and shall be binding on the Pledgor and the Pledgor's successors and assigns; provided, however, the Pledgor may not assign its rights or liabilities hereunder or to any of the Pledged Security without the written consent of the Bank.

17. MISCELLANEOUS. This Pledge Agreement embodies the entire agreement and understanding between the Bank and the Pledgor and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings in this Pledge Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

18. WAIVER OF JURY TRIAL. THE BANK AND THE PLEDGOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT, THE PLEDGED SECURITY OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND THE PLEDGOR ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO THE PLEDGOR.

19. CONSENT TO JURISDICTION. THE PLEDGOR IRREVOCABLY AGREES THAT ALL ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR CONSEQUENCE OF

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THIS PLEDGE AGREEMENT, THE PLEDGED SECURITY OR ANY OTHER AGREEMENT WITH THE BANK
SHALL BE INSTITUTED AND LITIGATED ONLY IN COURTS HAVING THEIR SITUS IN CHICAGO, ILLINOIS. THE PLEDGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING ITS SITUS IN CHICAGO, ILLINOIS AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

      The Pledgor acknowledges that this Pledge Agreement is and shall be effective upon execution by the Pledgor and delivery to and acceptance hereof by the Bank, and it shall not be necessary for the Bank to execute any acceptance hereof or otherwise to signify or express its acceptance hereof to the Pledgor.

      IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be executed as of the date first above written.

                             COMMUNITY SHORES BANK CORPORATION,
                             a Michigan corporation

                             By:  ______________________________________________
                             Its: ______________________________________________